Exhibit 99.1

Concentrix Reports First Quarter 2026 Results
•Delivers revenue and profit within guidance
•Maintains consistent full year outlook
•Strong momentum in iX Suite enterprise wins

Newark, Calif., March 24, 2026 – Concentrix Corporation (NASDAQ: CNXC), a global technology and services leader, today announced financial results for the fiscal first quarter ended February 28, 2026.

	Three Months Ended
	February 28, 2026	February 28, 2025	Change
Revenue ($M)	$2,500.4	$2,372.2	5.4%
Operating income ($M)	$118.6	$168.9	(29.8)%
Non-GAAP operating income ($M) (1)	$295.0	$321.5	(8.2)%
Operating margin	4.7%	7.1%	-240 bps
Non-GAAP operating margin (1)	11.8%	13.6%	-180 bps
Net income ($M)	$21.6	$70.3	(69.3)%
Non-GAAP net income ($M) (1)	$168.2	$188.1	(10.6)%
Adjusted EBITDA ($M) (1)	$348.2	$374.2	(6.9)%
Adjusted EBITDA margin (1)	13.9%	15.8%	-190 bps
Diluted earnings per common share	$0.33	$1.04	(68.3)%
Non-GAAP diluted earnings per common share (1)	$2.61	$2.79	(6.5)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

First Quarter Fiscal 2026 Highlights:
•Revenue of $2,500.4 million, an increase of 5.4% year-on-year on an as reported basis compared to revenue of $2,372.2 million in the prior year first quarter. The Company grew revenue 1.9% year-on-year on a constant currency basis.
•Operating income of $118.6 million, or 4.7% of revenue, compared to $168.9 million, or 7.1% of revenue, in the prior year first quarter.
•Non-GAAP operating income of $295.0 million, or 11.8% of revenue, compared with $321.5 million, or 13.6% of revenue in the prior year first quarter.
•Adjusted EBITDA of $348.2 million, or 13.9% of revenue, compared with $374.2 million, or 15.8% of revenue in the prior year first quarter.
•Cash flow used in operations was $83.2 million in the quarter. Adjusted free cash flow(1) was a use of $144.6 million in the quarter.
•Diluted earnings per common share (“EPS”) was $0.33 compared to $1.04 in the prior year first quarter.
•Non-GAAP diluted EPS was $2.61 compared to $2.79 in the prior year first quarter.

“We continue to help clients capture measurable value from AI by being a trusted partner for these solutions,” said Chris Caldwell, President and CEO of Concentrix. “Our focus continues to be on winning the right long-term programs, combining integrated technology solutions and services.”

Quarterly Dividend and Share Repurchase Program:
•The Company paid a $0.36 per share quarterly dividend on February 10, 2026. The Company’s Board of Directors has declared a quarterly dividend of $0.36 per share payable on May 5, 2026, to shareholders of record at the close of business on April 24, 2026.
•The Company repurchased approximately 1 million shares in the first quarter of fiscal year 2026 at a cost of $42.0 million under its share repurchase program at an average cost of $40.06 per share. At February 28, 2026, the Company’s remaining share repurchase authorization was $396.6 million.

Business Outlook:
The following statements are based on the Company’s current expectations for the second quarter and the full year fiscal 2026. Non-GAAP financial measures exclude the impact of acquisition-related, integration and restructuring expenses, amortization of intangible assets, depreciation, loss on held for sale, share-based compensation and the related tax effects thereon. The non-GAAP EPS guidance assumes no impact from changes in acquisition contingent consideration and foreign currency losses (gains), net included in other expense (income), net. These statements are forward-looking and actual results may differ materially.

Second Quarter Fiscal 2026 Expectations:
•Second quarter reported revenue of $2.460 billion to $2.485 billion. Based on current exchange rates, these expectations assume an approximate 75-basis point positive impact of foreign exchange rates compared with the prior year period. The guidance implies constant currency revenue growth for the quarter ranging from 1.0% to 2.0%.
•Operating income of $128 million to $138 million and non-GAAP operating income of $290 million to $300 million.
•Non-GAAP diluted EPS of $2.57 to $2.69, assuming approximately 60.9 million diluted common shares outstanding and approximately 4.9% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

Full Year 2026 Expectations:
•Full year reported revenue of $10.035 billion to $10.180 billion. Based on current exchange rates, these expectations assume an approximate 60-basis point positive impact of foreign exchange rates compared with the prior year. The guidance implies constant currency revenue growth for the full year of 1.5% to 3.0%.
•Operating income of $636 million to $686 million and non-GAAP operating income of $1,240 million to $1,290 million.
•Non-GAAP diluted EPS of $11.48 to $12.07, assuming approximately 60.6 million diluted common shares outstanding and approximately 4.9% of net income attributable to participating securities.
•The effective tax rate is expected to be approximately 25%.

In addition, the Company expects to generate approximately $630.0 million to $650.0 million of adjusted free cash flow in fiscal year 2026.

The Company believes that a quantitative reconciliation of the non-GAAP EPS outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to (a) the inability to forecast future changes in acquisition contingent consideration, which is based, in part, on the future trading price of the Company’s common stock, and (b) the inability to forecast future foreign currency losses (gains), net included in other expense (income), net. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

The Company believes that a quantitative reconciliation of the adjusted free cash flow outlook to the most directly comparable GAAP measure cannot be provided without unreasonable efforts due to uncertainty related to the future changes in the Company’s factoring program and related timing of those changes. For the same reason, the Company is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Conference Call and Webcast
The Company will host a conference call for investors to review its first quarter fiscal 2026 results today at 8:30 a.m. (ET)/5:30 a.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Company’s website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About us: Experience the power of Concentrix
Concentrix Corporation (NASDAQ: CNXC), a Fortune 500® company, is the global technology and services leader that powers the world’s best brands, today and into the future. We’re human-centered, tech-powered, intelligence-fueled. Every day, we design, build, and run fully integrated, end-to-end solutions at speed and scale across the entire enterprise, helping over 2,000 clients solve their toughest business challenges. Whether it’s designing game-changing brand experiences, building and scaling secure AI technologies, or running digital operations that deliver global consistency with a local touch, we have it covered. At the heart of everything we do lies a commitment to transforming the way companies connect, interact, and grow. We’re here to redefine what success means, delivering outcomes unimagined across every major vertical in 70+ markets. Virtually everywhere. Visit concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation (exclusive of step-up depreciation).
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax-effected impact of acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP net income also excludes the income tax effect of certain tax law changes.
•Free cash flow, which is cash flows from operating activities less capital expenditures, and adjusted free cash flow, which is free cash flow excluding the effect of changes in the outstanding factoring balance. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. We believe that adjusted free cash flow is a meaningful measure of cash flows because it removes the effect of factoring which changes the timing of the receipt of cash for certain receivables. However, free cash flow and adjusted free cash flow have limitations because they do not represent the residual cash flow available for discretionary expenditures. For example, free cash flow and adjusted free cash flow do not incorporate payments for business acquisitions.
•Non-GAAP diluted EPS, which is diluted EPS excluding the per share, tax-effected impact of acquisition-related, integration and restructuring expenses, step-up depreciation, amortization of intangible assets, loss on held for sale, share-based compensation, certain debt costs, imputed interest related to the sellers’ note, change in acquisition contingent consideration and foreign currency losses (gains), net. Non-GAAP EPS also excludes the per share income tax effect of certain tax law changes. Non-GAAP EPS also reflects a per share adjustment to exclude non-GAAP net income attributable to participating securities.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition, growth and profitability, results of operations, including revenue and operating income, cash flows, and effective tax rate, capital expenditures and anticipated investment costs, the Company’s stock price and market capitalization, the future growth and success of, and demand for, the Company’s services and products, the potential benefits associated with use of the Company’s generative artificial intelligence and other products, share repurchase and dividend activity, capital allocation, debt repayment and obligations, business strategy, product launches, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, intend, plan, may, will, anticipate, provide, could, should, target, estimate, outlook, and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to general economic and geopolitical conditions and their effects on our clients’ businesses and demand for our services, including consumer demand, interest rates, inflation, the price of oil and other petroleum-based products, international tariffs and global trade policies, supply chains, the conflicts in the Middle East and Ukraine; cyberattacks on the Company’s or its clients’ networks and information technology systems; uncertainty around, and disruption from, new and emerging technologies, including the adoption and utilization of artificial intelligence (“AI”), including agentic and generative AI; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the effects of communicable diseases or other public health crises, natural disasters and adverse weather conditions; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the ability to successfully execute on the Company’s strategy; the timing and success of product launches; competitive conditions in the Company’s industry and consolidation of its competitors; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; the demand for end-to-end solutions and technology; damage to the Company’s reputation through the actions or inactions of third parties; changes in law, regulations, or regulatory guidance, or changes in their interpretation or enforcement, including changes in law and policy that restrict travel or visas between countries in which we have operations; the operability of the Company’s communication services and information technology systems and networks; the loss of key personnel or the inability to attract and retain staff across all geographies with the skills and expertise needed for the Company’s business; increases in the cost of labor, including minimum wage rates in the countries in which the Company operates; the inability to successfully identify, complete, and integrate strategic acquisitions or investments or realize anticipated benefits within the expected timeframe; higher than expected tax liabilities; currency exchange rate fluctuations; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2025 filed with the Securities and Exchange Commission (“SEC”) and subsequent documents filed with or furnished to the SEC. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2026 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product, and services word and design marks and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Other names and marks are the property of their respective owners.

From Fortune ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune 500 are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of Concentrix.

Investor Contact:
Elise Brasell
Concentrix Corporation
Investor.relations@concentrix.com

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	February 28, 2026	November 30, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$222,699	$327,347
Accounts receivable, net	2,038,296	1,999,021
Assets held for sale	207,502	—
Other current assets	572,718	758,135
Total current assets	3,041,215	3,084,503
Property and equipment, net	726,063	735,550
Goodwill	3,696,052	3,671,746
Intangible assets, net	1,867,038	1,960,338
Deferred tax assets	314,044	317,453
Other assets	1,030,210	991,496
Total assets	$10,674,622	$10,761,086

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$202,424	$244,771
Current portion of long-term debt	750,000	65,625
Accrued compensation and benefits	622,039	764,962
Other accrued liabilities	736,782	997,198
Income taxes payable	89,147	123,794
Liabilities held for sale	174,941	—
Total current liabilities	2,575,333	2,196,350
Long-term debt, net	3,995,253	4,572,889
Other long-term liabilities	1,014,676	950,983
Deferred tax liabilities	300,946	296,519
Total liabilities	7,886,208	8,016,741
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of February 28, 2026 and November 30, 2025, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 70,546 and 70,316 shares issued as of February 28, 2026 and November 30, 2025, respectively, and 60,822 and 61,739 shares outstanding as of February 28, 2026 and November 30, 2025, respectively	7	7
Additional paid-in capital	3,814,078	3,783,972
Treasury stock, 9,724 and 8,577 shares as of February 28, 2026 and November 30, 2025, respectively	(656,047)	(610,162)
Retained deficit	(178,645)	(177,010)
Accumulated other comprehensive loss	(190,979)	(252,462)
Total stockholders’ equity	2,788,414	2,744,345
Total liabilities and stockholders’ equity	$10,674,622	$10,761,086

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2026	February 28, 2025	% Change
Revenue
Technology and consumer electronics	$635,089	$657,692	(3)%
Retail, travel and e-commerce	649,363	583,898	11%
Communications and media	394,016	371,000	6%
Banking, financial services and insurance	421,605	365,193	15%
Healthcare	178,830	189,805	(6)%
Other	221,488	204,634	8%
Total revenue	$2,500,391	$2,372,222	5%
Cost of revenue	1,650,734	1,516,323	9%
Gross profit	849,657	855,899	(1)%
Selling, general and administrative expenses	731,098	687,032	6%
Operating income	118,559	168,867	(30)%
Interest expense and finance charges, net	75,317	72,994	3%
Other expense (income), net	14,511	(4,919)	(395)%
Income before income taxes	28,731	100,792	(71)%
Provision for income taxes	7,142	30,535	(77)%
Net income	$21,589	$70,257	(69)%

Earnings per common share:
Basic	$0.33	$1.04
Diluted	$0.33	$1.04
Weighted-average common shares outstanding:
Basic	61,279	64,037
Diluted	61,300	64,065

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

Three Months Ended
February 28, 2026
Revenue	$2,500,391
Revenue growth, as reported under U.S. GAAP	5.4%
Foreign exchange impact	(3.5)%
Constant currency revenue growth	1.9%

	Three Months Ended
	February 28, 2026	February 28, 2025
Operating income	$118,559	$168,867
Acquisition-related, integration and restructuring expenses (1)	34,869	18,024
Step-up depreciation	2,755	2,376
Amortization of intangibles	103,456	105,619
Loss on held for sale	5,929	—
Share-based compensation	29,455	26,600
Non-GAAP operating income	$295,023	$321,486

	Three Months Ended
	February 28, 2026	February 28, 2025
Net income	$21,589	$70,257
Interest expense and finance charges, net	75,317	72,994
Provision for income taxes	7,142	30,535
Other expense (income), net	14,511	(4,919)
Acquisition-related, integration and restructuring expenses (1)	34,869	18,024
Step-up depreciation	2,755	2,376
Amortization of intangibles	103,456	105,619
Loss on held for sale	5,929	—
Share-based compensation	29,455	26,600
Depreciation (exclusive of step-up depreciation)	53,158	52,721
Adjusted EBITDA	$348,181	$374,207

	Three Months Ended
	February 28, 2026	February 28, 2025
Operating margin	4.7%	7.1%
Non-GAAP operating margin	11.8%	13.6%
Adjusted EBITDA margin	13.9%	15.8%

	Three Months Ended
	February 28, 2026	February 28, 2025
Net income	$21,589	$70,257
Acquisition-related, integration and restructuring expenses (1)	34,869	18,024
Step-up depreciation	2,755	2,376
Debt costs (2)	6,268	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	—	4,186
Change in acquisition contingent consideration included in other expense (income), net	(416)	(2,024)
Foreign currency losses (gains), net (3)	12,306	(4,179)
Amortization of intangibles	103,456	105,619
Loss on held for sale	5,929	—
Share-based compensation	29,455	26,600
Income taxes related to the above (4)	(48,057)	(36,992)
Income tax effect of change in tax law	—	4,269
Non-GAAP net income	$168,154	$188,136

	Three Months Ended
	February 28, 2026	February 28, 2025
Net income	$21,589	$70,257
Less: net income allocated to participating securities (5)	(1,185)	(3,416)
Net income attributable to common stockholders	$20,404	$66,841

	Three Months Ended
	February 28, 2026	February 28, 2025
Non-GAAP net income	$168,154	$188,136
Less: Non-GAAP net income allocated to participating securities (6)	(8,372)	(9,148)
Non-GAAP income attributable to common stockholders	$159,782	$178,988

	Three Months Ended
	February 28, 2026	February 28, 2025
Diluted earnings per common share (“EPS”) (5)	$0.33	$1.04
Acquisition-related, integration and restructuring expenses	0.57	0.28
Step-up depreciation	0.04	0.04
Debt costs (2)	0.10	—
Imputed interest related to sellers’ note included in interest expense and finance charges, net	—	0.07
Change in acquisition contingent consideration included in other expense (income), net	(0.01)	(0.03)
Foreign currency losses (gains), net	0.20	(0.07)
Amortization of intangibles	1.69	1.65
Loss on held for sale	0.10	—
Share-based compensation	0.48	0.42
Income taxes related to the above (4)	(0.78)	(0.58)
Income tax effect of change in tax law	—	0.07
Adjustment for participating securities (6)	(0.11)	(0.10)
Non-GAAP Diluted EPS (6)	$2.61	$2.79

Weighted-average number of common shares - diluted	61,300	64,065

	Three Months Ended
	February 28, 2026	February 28, 2025
Net cash provided by (used in) operating activities	$(83,220)	$1,408
Purchases of property and equipment	(53,902)	(50,618)
Free cash flow	(137,122)	(49,210)
Change in outstanding factoring balances	(7,491)	9,394
Adjusted free cash flow	$(144,613)	$(39,816)

	Forecast
	Three Months Ending May 31, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Revenue	$2,460,000	$2,485,000	$10,035,000	$10,180,000
Revenue growth, as reported under U.S. GAAP	1.75%	2.75%	2.1%	3.6%
Foreign exchange impact	(0.75)%	(0.75)%	(0.6)%	(0.6)%
Constant currency revenue growth	1.0%	2.0%	1.5%	3.0%

	Forecast
	Three Months Ending May 31, 2026		Fiscal Year Ending November 30, 2026
	Low	High	Low	High
Operating income	$128,200	$138,200	$635,871	$685,871
Amortization of intangibles	103,000	103,000	394,000	394,000
Share-based compensation	26,000	26,000	110,000	110,000
Acquisition-related, integration and restructuring expenses	30,000	30,000	85,000	85,000
Step-up depreciation	2,800	2,800	9,200	9,200
Loss on held for sale	—	—	5,929	5,929
Non-GAAP operating income	$290,000	$300,000	$1,240,000	$1,290,000

(1) For the three months ended February 28, 2026, acquisition-related, integration and restructuring expenses primarily included restructuring costs associated with the Company’s recent cost reduction initiatives, including severance and employee-related costs. Restructuring expenses also included costs associated with facilities consolidation, including lease terminations. For the three months ended February 28, 2025, acquisition-related, integration and restructuring costs primarily included integration costs associated with our combination with Webhelp and restructuring expenses. These costs primarily include severance and employee-related costs, costs associated with facilities consolidation, including lease terminations to integrate the businesses, and information technology system consolidation costs.

(2) For the three months ended February 28, 2026, debt costs included debt extinguishment costs associated with our early redemption of $600 million of our senior notes due in August 2026.

(3) Foreign currency losses (gains), net are included in other expense (income), net and primarily consist of gains and losses recognized on the revaluation and settlement of foreign currency transactions and realized and unrealized gains and losses on derivative contracts that do not qualify for hedge accounting.

(4) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(5) Diluted EPS is calculated using the two-class method, which is an earnings allocation proportional to the respective ownership among holders of common stock and participating securities. Restricted stock awards and certain restricted stock units granted to employees are considered participating securities. For the purposes of calculating diluted EPS for the three months ended February 28, 2026, dividends paid to common stockholders and participating securities exceeded net income. As a result, the allocation to participating securities in the three months ended February 28, 2026 represents dividends paid to participating securities as participating securities do not participate in undistributed losses. For the purposes of calculating diluted EPS for the three months ended February 28, 2025, net income attributable to participating securities was approximately 4.9% of net income.

(6) For the purposes of calculating non-GAAP net income attributable to common shareholders and non-GAAP diluted EPS, non-GAAP net income attributable to participating securities was approximately 5.0% and 4.9% of non-GAAP net income, respectively, for the three months ended February 28, 2026 and 2025, and was excluded from non-GAAP net income attributable to common shareholders to calculate non-GAAP diluted EPS.